Exhibit 99.1

FOR IMMEDIATE RELEASE                                        Contact:                  Zac Nagle
September 5, 2013	Vice President,
Investor Relations and Communications
713-753-5082
Investors@kbr.com

Media Relations Hotline: 713-753-3800
Mediarelations@kbr.com

KBR Chief Financial Officer Announces Resignation As Of September 26, 2013

HOUSTON – KBR (NYSE: KBR) announced today that Susan Carter will resign as Executive Vice President and Chief Financial Officer effective September 26, 2013. Ms. Carter will join another company as Chief Financial Officer.

“On behalf of KBR, I would like to thank Sue for her many contributions while at KBR,” said Bill Utt, Chairman, President and Chief Executive Officer. “KBR’s financial organization is stronger as a result of her leadership.  We wish her well in her new endeavors.”

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, power, industrial, civil infrastructure, minerals, government services and commercial markets. For more information, visit www.kbr.com.

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